UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported):   April 20, 2010

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 20, 2010, Citizens Financial Services, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”).   The stockholders of the Company voted on six proposals at the Annual Meeting, all six of which were approved pursuant to the following final voting results from the Annual Meeting:

1.           To elect the following individuals as directors, each for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Rudolph J. van der Hiel	1,668,337	288,426	382,049
Mark L. Dalton	1,670,944	285,819	382,049
Thomas E. Freeman	1,868,651	88,112	382,049

2.           To amend Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,969,315	350,133	19,361	0

3.           To amend Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,300,149	611,055	45,558	382,049

4.           To amend Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,784,696	542,159	11,954	0

5.           To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,302,839	14,974	20,999	0

6.           To grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,756,738	569,364	12,700	0

Item 8.01	Other Events.

On April 20, 2010, Citizens Financial Services, Inc. issued a press release titled “Citizens Financial Services, Inc. Holds Annual Meeting”, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

Date: April 23, 2010	By:	/s/ Randall E. Black
Randall E. Black
Chief Executive Officer and President